EXHIBIT 99.1
NEWS RELEASE
LivaNova Reports Third-Quarter 2026 Results; Raises Full-Year 2026 Revenue and Adjusted Diluted EPS Guidance
–Delivered 9.9% reported and 10.0% constant-currency revenue growth
–Raised full-year 2026 revenue and adjusted diluted earnings per share guidance(1)
–Achieved a key milestone in scaling oxygenator production capacity with the operational launch of a dedicated manufacturing line
GLOUCESTER, United Kingdom, November 4, 2026 — LivaNova PLC (Nasdaq: LIVN), a market-leading medical technology company, today reported results for the third quarter ended September 30, 2026 and raised full-year 2026 guidance.
Financial Summary and Highlights(1)
•Third-quarter revenue of $393.1 million increased 9.9% on a reported basis and 10.0% on a constant-currency basis as compared to the prior-year period
•Third-quarter U.S. GAAP diluted earnings per share of $0.11 and adjusted diluted earnings per share of $1.23
•Third-quarter net cash provided by operating activities of $73.7 million and adjusted free cash flow of $55.8 million
•Raised full-year 2026 revenue growth range by 100 basis points to 9% to 10% on a constant-currency basis. Raised full-year 2026 adjusted diluted earnings per share range by $0.10 at midpoint to $4.40 to $4.50. Maintained full-year 2026 adjusted free cash flow range of $140 million to $160 million
•Achieved operational production on previously announced new oxygenator manufacturing line, representing an important milestone in expanding production capacity to address strong customer demand
•In October 2026, the American Medical Association CPT® Editorial Panel announced the establishment of new Category I Current Procedural Terminology (CPT®) codes that include LivaNova’s proximal hypoglossal nerve stimulation therapy for the treatment of moderate to severe obstructive sleep apnea, with an expected effective date of January 1, 2028
•In October 2026, announced the publication of the full 36-month results from the CORE-VNS study, the largest prospective, international study evaluating contemporary VNS Therapy™ devices in people with Drug-Resistant Epilepsy, in Neuromodulation demonstrating a 76% median reduction in seizure frequency and a durable clinical benefit
(1) Constant-currency percent change, adjusted diluted earnings per share, and adjusted free cash flow are non-GAAP measures. Constant-currency percent change excludes the impact from fluctuations in the various currencies in which the Company operates as compared to reported percent change. For an explanation of these and other non-GAAP measures used in this news release, see the section entitled "Use of Non-GAAP Financial Measures." For reconciliations of certain non-GAAP measures, see the tables that accompany this news release. As discussed in the section entitled "Use of Non-GAAP Financial Measures" below, the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Accordingly, the Company is unable to reconcile forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts.

“Our team continues to deliver robust revenue growth driven by commercial execution and healthy global demand for our Cardiopulmonary and Epilepsy technologies,” said Vladimir Makatsaria, Chief Executive Officer of LivaNova. “We also made meaningful progress against key milestones, positioning us to address significant market demand while expanding patient access to care. Our updated 2026 guidance reflects confidence across the portfolio as we advance our strategic priorities, drive innovation to address important unmet patient needs, and remain focused on delivering long-term shareholder value.”
Third-Quarter 2026 Results
The following table summarizes net revenue by segment (in millions):

	Three Months Ended September 30,		% Change	Constant-Currency % Change
	2026	2025
Cardiopulmonary	$225.3	$203.2	10.9%	10.9%
Neuromodulation	166.1	149.5	11.1%	11.2%
Other Revenue (1)	1.7	5.0	(65.7)%	(65.2)%
Total Company	$393.1	$357.8	9.9%	10.0%
(1)“Other revenue” includes rental and site services income not allocated to segments. In addition, for 2025, “Other revenue” includes $3.1 million from a reduction in the reserve associated with the Italian MedTech payback measure related to product sales of previously divested businesses.
•Numbers may not add precisely due to rounding.
Third-quarter 2026 Cardiopulmonary revenue increased 10.9% on a reported basis and 10.9% on a constant-currency basis versus the third quarter of 2025 with growth across all regions, driven by strong consumables demand and Essenz™ Perfusion System sales, as well as favorable realized price.
Third-quarter 2026 Neuromodulation revenue increased 11.1% on a reported basis and 11.2% on a constant-currency basis versus the third quarter of 2025 with growth across all regions, driven by higher volume and favorable realized price.
Earnings Analysis
On a U.S. GAAP basis, third-quarter 2026 operating income was $28.4 million, as compared to operating income of $54.0 million for the third quarter of 2025. Adjusted operating income for the third quarter of 2026 was $92.3 million, as compared to adjusted operating income of $80.4 million for the third quarter of 2025.
On a U.S. GAAP basis, third-quarter 2026 diluted earnings per share was $0.11 as compared to diluted earnings per share of $0.49 in the third quarter of 2025. Third-quarter 2026 adjusted diluted earnings per share was $1.23, as compared to adjusted diluted earnings per share of $1.11 in the third quarter of 2025.

Full-Year 2026 Guidance
LivaNova now expects full-year 2026 revenue to grow between 9% and 10% (versus 8% and 9% prior) on a constant-currency basis. Foreign currency is expected to be a tailwind of approximately 1% based on current exchange rates, consistent with prior guidance.
Adjusted diluted earnings per share for 2026 is now expected to be in the range of $4.40 to $4.50 (versus $4.30 to $4.40 prior), assuming a share count of approximately 56 million for full-year 2026. In 2026, the Company estimates adjusted free cash flow in the range of $140 million to $160 million, consistent with prior guidance.
As discussed in the section entitled “Use of Non-GAAP Financial Measures” below, the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Accordingly, the Company is unable to reconcile the forward-looking non-GAAP financial measures included in this section to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts.
Audiocast and Conference Call Instructions
The Company will host a live audiocast at 1 p.m. London time (8 a.m. Eastern Standard Time) on Wed., November 4, 2026 that will be accessible at www.livanova.com/events. Listeners should register in advance and log on approximately 10 minutes early to ensure proper setup. To listen to the conference call by telephone, dial +1 833 461 5787 (if dialing from within the U.S.) or +1 585 542 9983 (if dialing from outside the U.S.). The conference call meeting ID is 495924914. Within 24 hours of the audiocast, a replay will be available at www.livanova.com/events, where it will be archived and accessible for approximately 90 days.
About LivaNova
LivaNova PLC is a global medical technology company built on nearly five decades of experience with a vision to change the trajectory of lives for a new day. Through ingenious medical solutions in select neurological and cardiac conditions, LivaNova strives to ignite patient turnarounds. With its registered office in the United Kingdom, approximately 3,300 employees, and a presence in more than 100 countries, LivaNova serves patients, healthcare professionals, and healthcare systems worldwide. For more information, please visit www.livanova.com.

Use of Non-GAAP Financial Measures
To supplement financial measures presented in accordance with generally accepted accounting principles in the United States (U.S. GAAP or GAAP), management has disclosed certain additional measures not presented in accordance with GAAP known as “non-GAAP financial measures” or “adjusted financial measures.” Company management uses these non-GAAP measures to monitor the Company’s operational performance and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, operational performance measures as prescribed by GAAP.
In this news release, the Company refers to revenue and percentage change in revenue on a comparable, constant-currency basis. Company management believes that these non-GAAP measures provide a useful way to evaluate the revenue performance of LivaNova and to compare the revenue performance of current periods to prior periods on a consistent basis. Constant-currency percent change measures the change in revenue between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
LivaNova calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For example, forward-looking net revenue growth projections are estimated on a constant-currency basis and exclude the impact of foreign currency fluctuations. Forward-looking non-GAAP adjusted diluted earnings per share guidance excludes items such as, but not limited to, changes in fair value of certain derivatives and contingent consideration arrangements and asset impairment charges that would be included in comparable GAAP financial measures. The most directly comparable GAAP measure for adjusted free cash flow is net cash provided by operating activities. Adjusted free cash flow is defined as net cash provided by operating activities less cash used for the purchase of property, plant, and equipment excluding the impact of 3T litigation settlement payments, cybersecurity incident insurance proceeds, SNIA environmental liability and related financing costs, contingent consideration payments classified within operating cash flows, and gains related to dividends received from investments and further adjusted as needed for other charges, expenses, or gains that may not be indicative of the Company’s operational performance. However, non-GAAP financial adjustments on a forward-looking basis are subject to uncertainty and variability as they are dependent on many factors, including but not limited to, the effect of foreign currency exchange fluctuations, impacts from potential acquisitions or divestitures, the ultimate outcome of legal proceedings, gains or losses on the potential sale of businesses or other assets, restructuring costs, merger and integration activities, changes in fair value of derivatives, and contingent consideration arrangements, asset impairment charges and the tax impact of the aforementioned items, tax law changes, or other tax matters. Accordingly, the Company does not reconcile non-GAAP financial measures on a forward-looking basis as it is impractical to do so without unreasonable effort.
Adjusted financial measures such as adjusted cost of sales, adjusted gross profit, adjusted selling, general, and administrative expense, adjusted research and development expense, adjusted other operating expense, adjusted operating income, adjusted income before income tax, adjusted income tax expense, adjusted net income, and adjusted diluted earnings per share are measures that LivaNova generally uses to facilitate management review of the operational performance of the company, to serve as a basis for strategic planning, and in the design of incentive compensation plans. Additionally, the Company uses the non-GAAP liquidity measure adjusted free cash flow. The Company believes that the presentation of these adjusted financial measures allows investors to evaluate the Company’s operational performance for different periods on a more comparable and consistent basis, and with other medical technology companies by adjusting for items that are not related to the operational performance of the Company or incurred in the ordinary course of business.
Safe Harbor Statement
Certain statements in this news release, other than statements of historical or current fact, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. These statements include, but are not limited to, LivaNova’s plans, objectives, strategies, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects, or future events, and involve known and unknown risks that are difficult to predict. As a result, the Company’s actual financial results, performance, achievements, or prospects may differ materially from those expressed or implied by these forward-looking statements. Generally, forward-looking statements can be identified by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by LivaNova and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and shareholders should not place undue reliance on forward-looking statements. There are a number of risks, uncertainties, and other important factors, many of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from the forward-looking statements contained in this news release, and include, but are not limited to, the following risks and uncertainties: risks associated with doing business globally, including volatility in the global market and worldwide economic conditions; adverse changes in export and import costs and other trade restrictions as well as uncertainty over global tariffs; risks relating to supply chain pressures; failure to protect, maintain, or upgrade LivaNova’s IT systems or products, or safeguard against cybersecurity incidents, service disruptions, or data corruption; costs of complying with privacy and security of personal information requirements and laws; changes in technology, including the development of superior or alternative technology or devices by competitors and/or competition from providers of alternative medical therapies; risks related to AI integration and regulation; failure of investments, alliances, supply agreements, acquisitions, or divestitures to achieve expected returns; failure to maintain appropriate working relationships with healthcare professionals to aid in the continuing development of products; the risk of quality issues and the impacts thereof; risks relating to recalls, replacement of inventory, enforcement actions, or product liability claims; failure to comply with, or changes in, laws, regulations, or administrative practices affecting government regulation of the Company’s products; failure to retain talent, maintain an effective succession plan, and negotiate successfully with local works councils; failure to obtain or maintain approvals, clearance, or reimbursement in relation to the Company’s products; unfavorable results from clinical studies or failure to meet milestones; global healthcare policy changes that may lead to restricted access and pricing as well as payback requirements and limited reimbursement; failure to comply with rules relating to healthcare goods and services as well as anti-bribery laws; the unfavorable impact of pending or existing climate change; product liability, intellectual property, shareholder-related, environmental-related, income tax, and other litigation, disputes, losses, and costs, including in the case of the Company’s 3T Heater-Cooler litigation; risks associated with environmental laws and regulations as well as environmental liabilities, violations, and litigation, including in the case of Saluggia and SNIA; failure to protect the Company’s proprietary intellectual property; changes in tax laws and regulations, including exposure to additional income tax liabilities; risks relating to the Company’s indebtedness; risks associated with potential government shutdowns; the potential for impairments of intangible assets, goodwill, and other long-lived assets; risks associated with public health crises; risks associated with shareholder activism; effectiveness of the Company’s internal controls over financial reporting; changes in the Company’s profitability and/or failure to manage costs and expenses; fluctuations in future quarterly operating results and/or variations in revenue and operating expenses relative to estimates; and other unknown or unpredictable factors that could harm the Company’s financial performance.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business, including those described in the “Risk Factors” section of the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the U.S. Securities and Exchange Commission by LivaNova.
Readers are cautioned not to place undue reliance on the Company’s forward-looking statements, which speak only as of the date of this news release. The Company undertakes no obligation to update publicly any of the forward-looking statements in this news release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If LivaNova updates one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.
VNS Therapy and Essenz are trademarks of LivaNova USA, Inc.
Briana Gotlin
Vice President, Investor Relations
Phone: +1 281 895 2382
e-mail: InvestorRelations@livanova.com

LIVANOVA PLC
NET REVENUE - UNAUDITED
(In millions)
	Three Months Ended September 30,
	2026	2025	% Change	Constant-Currency % Change
Cardiopulmonary
U.S.	$80.4	$71.9	11.8%	11.8%
Europe (1)	57.1	50.1	14.0%	15.9%
Rest of World (1)	87.8	81.2	8.1%	7.1%
	225.3	203.2	10.9%	10.9%
Neuromodulation
U.S.	130.7	118.4	10.4%	10.4%
Europe (1)	16.6	14.5	14.4%	15.5%
Rest of World (1)	18.8	16.6	13.0%	12.9%
	166.1	149.5	11.1%	11.2%
Other revenue (2)	1.7	5.0	(65.7)%	(65.2)%
Total Company
U.S.	211.1	190.4	10.9%	10.9%
Europe (1)	73.7	67.7	8.8%	10.5%
Rest of World (1)	108.3	99.6	8.7%	7.9%
	$393.1	$357.8	9.9%	10.0%
(1)“Europe” includes the UK, Germany, France, Italy, the Netherlands, Spain, Belgium, Poland, Sweden, Switzerland, Austria, Norway, Portugal, Finland, and Denmark. Excluding Europe and the U.S., “Rest of World” includes all other countries where LivaNova operates.
(2)“Other revenue” includes rental and site services income not allocated to segments. In addition, for 2025, “Other revenue” includes $3.1 million from a reduction in the reserve associated with the Italian MedTech payback measure related to product sales of previously divested businesses.
•Numbers may not add precisely due to rounding.

LIVANOVA PLC
NET REVENUE - UNAUDITED
(In millions)
	Nine Months Ended September 30,
	2026	2025	% Change	Constant-Currency % Change
Cardiopulmonary
U.S.	$222.5	$204.0	9.0%	9.0%
Europe (1)	176.3	143.6	22.8%	19.1%
Rest of World (1)	256.7	231.2	11.1%	9.0%
	655.5	578.8	13.3%	11.5%
Neuromodulation
U.S.	372.7	344.0	8.4%	8.4%
Europe (1)	54.8	47.4	15.5%	11.4%
Rest of World (1)	57.4	48.7	17.8%	15.6%
	484.9	440.1	10.2%	9.5%
Other revenue (2)	5.6	8.2	(32.0)%	(34.4)%
Total Company
U.S.	595.2	548.1	8.6%	8.6%
Europe (1)	231.1	194.2	19.0%	15.3%
Rest of World (1)	319.7	284.9	12.2%	10.1%
	$1,146.0	$1,027.1	11.6%	10.3%
(1)“Europe” includes the UK, Germany, France, Italy, the Netherlands, Spain, Belgium, Poland, Sweden, Switzerland, Austria, Norway, Portugal, Finland, and Denmark. Excluding Europe and the U.S., “Rest of World” includes all other countries where LivaNova operates.
(2)“Other revenue” includes rental and site services income not allocated to segments. In addition, for 2025, “Other revenue” includes $3.1 million from a reduction in the reserve associated with the Italian MedTech payback measure related to product sales of previously divested businesses.
•Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In millions, except for per share amounts)

	Three Months Ended September 30,
	2026	2025
Net revenue	$393.1	$357.8
Cost of sales	128.1	112.9
Gross profit	265.1	244.9
Operating expenses:
Selling, general, and administrative	154.9	138.5
Research and development	47.7	48.6
Other operating expense	34.0	3.7
Operating income	28.4	54.0
SNIA environmental liability expense	—	(1.7)
Interest expense	(8.0)	(10.9)
Foreign exchange and other income/(expense)	26.3	(7.5)
Income before income tax	46.8	33.9
Income tax expense	12.4	7.1
Loss from equity method investments	(0.1)	—
Net income	$34.3	$26.8

Earnings per share: (1)
Basic	$0.62	$0.49
Diluted	$0.11	$0.49

Weighted average shares outstanding:
Basic	55.1	54.6
Diluted	57.4	55.2
(1)For additional details, refer to the computation of basic and diluted earnings (loss) per share further in this news release.
•Numbers may not add precisely due to rounding.

Adjusted Financial Measures (in millions, except for per share amounts) - Unaudited

	Three Months Ended September 30,
	2026	2025
Adjusted SG&A	$135.7	$122.8
Adjusted R&D	44.7	45.0
Adjusted operating income	92.3	80.4
Adjusted net income	70.7	61.4
Adjusted diluted earnings per share	$1.23	$1.11
Statistics (as a % of net revenue, except for income tax rate) - Unaudited

	GAAP Three Months Ended September 30,		Adjusted Three Months Ended September 30,
	2026	2025	2026	2025
Gross profit	67.4%	68.4%	69.3%	69.4%
SG&A	39.4%	38.7%	34.5%	34.3%
R&D	12.1%	13.6%	11.4%	12.6%
Operating income	7.2%	15.1%	23.5%	22.5%
Net income	8.7%	7.5%	18.0%	17.2%
Income tax rate	26.5%	21.0%	23.3%	22.1%

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) - UNAUDITED
(In millions, except for per share amounts)

	Nine Months Ended September 30,
	2026	2025
Net revenue	$1,146.0	$1,027.1
Cost of sales	363.5	327.0
Gross profit	782.5	700.1
Operating expenses:
Selling, general, and administrative	456.6	405.4
Research and development	160.0	133.6
Other operating expense	46.4	4.2
Operating income	119.4	156.8
SNIA environmental liability expense	—	(363.8)
Interest expense	(23.4)	(41.1)
Foreign exchange and other income/(expense)	(3.2)	(0.3)
Income (loss) before income tax	92.7	(248.4)
Income tax (benefit) expense	(73.5)	24.9
Loss from equity method investments	(1.0)	—
Net income (loss)	$165.2	($273.4)

Earnings (loss) per share: (1)
Basic	$3.01	($5.01)
Diluted	$2.93	($5.01)

Weighted average shares outstanding:
Basic	54.9	54.5
Diluted	56.3	54.5
(1)For additional details, refer to the computation of basic and diluted earnings (loss) per share further in this news release.
•Numbers may not add precisely due to rounding.

Adjusted Financial Measures (in millions, except for per share amounts) - Unaudited

	Nine Months Ended September 30,
	2026	2025
Adjusted SG&A	$401.3	$359.9
Adjusted R&D	141.8	127.2
Adjusted operating income	254.1	222.3
Adjusted net income	196.2	166.9
Adjusted diluted earnings per share	$3.48	$3.04
Statistics (as a % of net revenue, except for income tax rate) - Unaudited

	GAAP Nine Months Ended September 30,		Adjusted Nine Months Ended September 30,
	2026	2025	2026	2025
Gross profit	68.3%	68.2%	69.6%	69.1%
SG&A	39.8%	39.5%	35.0%	35.0%
R&D	14.0%	13.0%	12.4%	12.4%
Operating income	10.4%	15.3%	22.2%	21.6%
Net income (loss)	14.4%	(26.6)%	17.1%	16.3%
Income tax rate	(79.2)%	(10.0)%	22.7%	22.7%

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (In millions, except for per share amounts)
		Non-GAAP Adjustments
Three Months Ended September 30, 2026	GAAP Financial Measures	Depreciation and Amortization Expense (1)	Financing Related Items (2)	Contingent Consideration (3)	Certain Legal & Regulatory Costs (4)	Share-based Compensation Costs (5)	Certain Tax Adjustments (6)	Adjusted Financial Measures
Cost of sales	$128.1	($3.7)	$—	($3.3)	$—	($0.6)	$—	$120.5
Gross profit percent	67.4%	0.9%	—%	0.8%	—%	0.2%	—%	69.3%
Selling, general, and administrative	154.9	(2.6)	—	—	(5.6)	(11.1)	—	135.7
Selling, general, and administrative as a percent of net revenue	39.4%	(0.7)%	—%	—%	(1.4)%	(2.8)%	—%	34.5%
Research and development	47.7	—	—	—	(0.2)	(2.9)	—	44.7
Research and development as a percent of net revenue	12.1%	—%	—%	—%	(0.1)%	(0.7)%	—%	11.4%
Other operating expense	34.0	—	—	—	(34.0)	—	—	—
Operating income	28.4	6.2	—	3.3	39.8	14.6	—	92.3
Operating margin percent	7.2%	1.6%	—%	0.8%	10.1%	3.7%	—%	23.5%
Net income	34.3	6.2	(18.3)	3.3	39.8	14.6	(9.1)	70.7
Net income as a percent of net revenue	8.7%	1.6%	(4.7)%	0.8%	10.1%	3.7%	(2.3)%	18.0%
Diluted earnings per share	$0.11	$0.11	$0.17	$0.06	$0.69	$0.25	($0.16)	$1.23
GAAP results for the three months ended September 30, 2026 include:
(1)Depreciation and amortization associated with purchase price accounting
(2)Mark-to-market adjustments for the 2029 Notes embedded and capped call derivatives, and non-cash interest expense
(3)Remeasurement of contingent consideration related to the ImThera acquisition
(4)3T Heater-Cooler litigation provision, and legal expenses primarily related to 3T Heater-Cooler defense
(5)Non-cash expenses associated with share-based compensation costs
(6)The impact of valuation allowances, discrete tax items, the tax impact of intercompany transactions, and the tax impact on non-GAAP adjustments
• Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (In millions, except for per share amounts)
		Non-GAAP Adjustments
Three Months Ended September 30, 2025	GAAP Financial Measures	Depreciation and Amortization Expense (1)	Investment Related Items (2)	Financing Related Items (3)	Contingent Consideration (4)	Certain Legal & Regulatory Costs (5)	Share-based Compensation Costs (6)	Certain Tax Adjustments (7)	Adjusted Financial Measures
Cost of sales	$112.9	($1.9)	$—	$—	($1.0)	$—	($0.5)	$—	$109.5
Gross profit percent	68.4%	0.5%	—%	—%	0.3%	—%	0.1%	—%	69.4%
Selling, general, and administrative	138.5	(2.6)	—	—	—	(6.2)	(6.8)	—	122.8
Selling, general, and administrative as a percent of net revenue	38.7%	(0.7)%	—%	—%	—%	(1.7)%	(1.9)%	—%	34.3%
Research and development	48.6	—	—	—	(0.8)	(0.2)	(2.6)	—	45.0
Research and development as a percent of net revenue	13.6%	—%	—%	—%	(0.2)%	(0.1)%	(0.7)%	—%	12.6%
Other operating expense	3.7	—	—	—	—	(3.7)	—	—	—
Operating income	54.0	4.5	—	—	1.8	10.2	9.9	—	80.4
Operating margin percent	15.1%	1.2%	—%	—%	0.5%	2.9%	2.8%	—%	22.5%
Net income	26.8	4.5	1.0	15.9	1.8	12.0	9.9	(10.4)	61.4
Net income as a percent of net revenue	7.5%	1.2%	0.3%	4.5%	0.5%	3.3%	2.8%	(2.9)%	17.2%
Diluted earnings per share	$0.49	$0.08	$0.02	$0.29	$0.03	$0.22	$0.18	($0.19)	$1.11
GAAP results for the three months ended September 30, 2025 include:
(1)Depreciation and amortization associated with purchase price accounting
(2)Impairment of investment in Highlife S.A.S.
(3)Mark-to-market adjustments for the 2025 and 2029 Notes embedded and capped call derivatives, and non-cash interest expense
(4)Remeasurement of contingent consideration related to the ImThera acquisition
(5)Legal expenses primarily related to 3T Heater-Cooler defense, 3T Heater-Cooler litigation provision, and SNIA environmental liability
(6)Non-cash expenses associated with share-based compensation costs
(7)The impact of valuation allowances, discrete tax items, the tax impact of intercompany transactions, and the tax impact on non-GAAP adjustments
• Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (In millions, except for per share amounts)
		Non-GAAP Adjustments
Nine Months Ended September 30, 2026	GAAP Financial Measures	Depreciation and Amortization Expense (1)	Investment Related Items (2)	Financing Related Items (3)	Contingent Consideration (4)	Certain Legal & Regulatory Costs (5)	Share-based Compensation Costs (6)	Certain Tax Adjustments (7)	Adjusted Financial Measures
Cost of sales	$363.5	($9.4)	$—	$—	($3.3)	$—	($1.9)	$—	$348.8
Gross profit percent	68.3%	0.8%	—%	—%	0.3%	—%	0.2%	—%	69.6%
Selling, general, and administrative	456.6	(7.8)	—	—	—	(17.3)	(30.2)	—	401.3
Selling, general, and administrative as a percent of net revenue	39.8%	(0.7)%	—%	—%	—%	(1.5)%	(2.6)%	—%	35.0%
Research and development	160.0	0.1	—	—	(10.4)	(0.4)	(7.6)	—	141.8
Research and development as a percent of net revenue	14.0%	—%	—%	—%	(0.9)%	—%	(0.7)%	—%	12.4%
Other operating expense	46.4	—	—	—	—	(46.4)	—	—	—
Operating income	119.4	17.1	—	—	13.8	64.2	39.7	—	254.1
Operating margin percent	10.4%	1.5%	—%	—%	1.2%	5.6%	3.5%	—%	22.2%
Net income	165.2	17.1	(12.7)	40.5	13.8	64.2	39.7	(131.5)	196.2
Net income as a percent of net revenue	14.4%	1.5%	(1.1)%	3.5%	1.2%	5.6%	3.5%	(11.5)%	17.1%
Diluted earnings per share	$2.93	$0.30	($0.23)	$0.72	$0.24	$1.14	$0.71	($2.33)	$3.48
GAAP results for the nine months ended September 30, 2026 include:
(1)Depreciation and amortization associated with purchase price accounting
(2)Gain on sale of investment, partially offset by impairment of investment without readily determinable fair value
(3)Mark-to-market adjustments for the 2029 Notes embedded and capped call derivatives, non-cash interest expense, and loss on debt extinguishment
(4)Remeasurement of contingent consideration related to the ImThera acquisition
(5)Legal expenses primarily related to 3T Heater-Cooler defense, 3T Heater-Cooler litigation provision, Saluggia site remediation provision, and Medical Device Regulation ("MDR") costs
(6)Non-cash expenses associated with share-based compensation costs
(7)The impact of valuation allowances, discrete tax items, the tax impact of intercompany transactions, and the tax impact on non-GAAP adjustments
• Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (In millions, except for per share amounts)
		Non-GAAP Adjustments
Nine Months Ended September 30, 2025	GAAP Financial Measures	Restructuring Expense (1)	Depreciation and Amortization Expense (2)	Investment Related Items (3)	Financing Related Items (4)	Contingent Consideration (5)	Certain Legal & Regulatory Costs (6)	Share-based Compensation Costs (7)	Certain Tax Adjustments (8)	Adjusted Financial Measures
Cost of sales	$327.0	$—	($5.3)	$—	$—	($2.8)	$—	($1.2)	$—	$317.7
Gross profit percent	68.2%	—%	0.5%	—%	—%	0.3%	—%	0.1%	—%	69.1%
Selling, general, and administrative	405.4	—	(7.6)	—	—	—	(17.5)	(20.4)	—	359.9
Selling, general, and administrative as a percent of net revenue	39.5%	—%	(0.7)%	—%	—%	—%	(1.7)%	(2.0)%	—%	35.0%
Research and development	133.6	—	0.1	—	—	(2.7)	1.4	(5.3)	—	127.2
Research and development as a percent of net revenue	13.0%	—%	—%	—%	—%	(0.3)%	0.1%	(0.5)%	—%	12.4%
Other operating expense	4.2	0.2	—	—	—	—	(4.4)	—	—	—
Operating income	156.8	(0.2)	12.8	—	—	5.5	20.5	26.9	—	222.3
Operating margin percent	15.3%	—%	1.2%	—%	—%	0.5%	2.0%	2.6%	—%	21.6%
Net (loss) income	(273.4)	(0.2)	12.8	4.2	30.9	5.5	384.4	26.9	(24.1)	166.9
Net (loss) income as a percent of net revenue	(26.6)%	—%	1.2%	0.4%	3.0%	0.5%	37.4%	2.6%	(2.3)%	16.3%
Diluted (loss) earnings per share (9)	($5.01)	$—	$0.23	$0.08	$0.56	$0.10	$7.01	$0.49	($0.44)	$3.04
GAAP results for the nine months ended September 30, 2025 include:
(1)Restructuring expense related to organizational changes
(2)Depreciation and amortization associated with purchase price accounting
(3)Loss on investment revaluation of Ceribell, Inc. and impairment of investment in Highlife S.A.S.
(4)Mark-to-market adjustments for the 2025 and 2029 Notes embedded and capped call derivatives, interest expense on the Term Facilities, non-cash interest expense on the 2025 and 2029 Notes and Revolving Credit Facility, loss on debt extinguishment, and interest income on the collateral for the SNIA litigation guarantee and delayed draw on Term Facilities
(5)Remeasurement of contingent consideration related to the ImThera acquisition
(6)SNIA environmental liability, legal expenses primarily related to 3T Heater-Cooler defense, MDR costs, 3T Heater-Cooler litigation provision, and R&D tax incentive
(7)Non-cash expenses associated with share-based compensation costs
(8)The impact of valuation allowances, discrete tax items, the tax impact of intercompany transactions, and the tax impact on non-GAAP adjustments
(9)The denominator used to calculate the impact of non-GAAP adjustments on a per share basis and adjusted diluted earnings per share includes dilution from LivaNova's share-based compensation awards that was excluded from the calculation of GAAP diluted loss per share because the effect would have been anti-dilutive. See the reconciliation of GAAP diluted weighted average shares outstanding, used in the computation of GAAP diluted loss per share, to adjusted diluted weighted average shares outstanding, used in the computation of adjusted diluted earnings per share, at the end of this news release.
• Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In millions)
	September 30, 2026	December 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$563.5	$635.6
Accounts receivable, net of allowance	236.4	216.0
Inventories	177.9	164.7
Prepaid and refundable taxes	46.3	48.6
Prepaid expenses and other current assets	58.9	36.8
Total Current Assets	1,082.8	1,101.6
Property, plant, and equipment, net	293.3	242.6
Goodwill	778.8	792.8
Intangible assets, net	210.7	230.0
Operating lease assets	56.7	55.5
Investments	16.8	20.3
Deferred tax assets	194.5	111.0
Long-term derivative assets	52.6	36.6
Other assets	26.9	15.7
Total Assets	$2,713.1	$2,606.1
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current debt obligations	$3.9	$31.5
Accounts payable	106.9	97.2
Accrued liabilities and other	128.9	107.1
SNIA environmental liability	383.6	396.2
Current contingent consideration	—	50.0
Taxes payable	28.9	33.1
Accrued employee compensation and related benefits	87.9	92.9
Total Current Liabilities	740.2	808.1
Long-term debt obligations	295.2	345.2
Long-term contingent consideration	45.4	42.0
Deferred tax liabilities	7.7	9.6
Long-term operating lease liabilities	48.8	48.3
Long-term employee compensation and related benefits	13.9	13.6
Long-term derivative liabilities	124.8	83.9
Other long-term liabilities	65.1	55.4
Total Liabilities	1,341.1	1,406.1
Total Shareholders’ Equity	1,372.1	1,200.0
Total Liabilities and Shareholders’ Equity	$2,713.1	$2,606.1
•Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In millions)	Nine Months Ended September 30,
	2026	2025
Operating Activities:
Net income (loss)	$165.2	($273.4)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income tax (benefit) expense	(86.9)	4.1
Share-based compensation	39.7	26.9
Remeasurement of derivative instruments	29.4	(17.0)
Depreciation	26.2	21.0
Amortization of intangible assets	17.6	13.2
Amortization of debt issuance costs	14.8	17.3
Remeasurement of contingent consideration to fair value	13.8	5.5
Gain on sale of investment	(13.6)	—
Amortization of operating lease assets	7.8	10.7
Impairment of investment	1.1	1.1
Loss on debt extinguishment	0.9	2.7
Loss on investment revaluation - Ceribell, Inc.	—	3.6
Other, net	0.3	2.4
Changes in operating assets and liabilities:
Accounts receivable, net	(22.5)	(5.8)
Inventories	(15.4)	(8.1)
Other current and non-current assets	(25.8)	50.6
Accounts payable and accrued current and non-current liabilities	(14.7)	(36.1)
Taxes payable	(11.3)	(13.6)
Litigation provision liability	29.0	3.0
SNIA environmental liability	—	363.8
Net cash provided by operating activities	155.5	171.9
Investing Activities:
Purchases of property, plant, and equipment	(76.6)	(48.8)
Proceeds from investments	9.1	6.5
Purchases of investments	(2.1)	—
Other, net	0.1	(0.4)
Net cash used in investing activities	(69.6)	(42.7)
Financing Activities:
Repayment of long-term debt obligations	(95.9)	(216.8)
Payment of contingent consideration	(50.4)	—
Shares repurchased from employees for minimum tax withholding	(11.7)	(3.6)
Other, net	4.5	(2.3)
Net cash used in financing activities	(153.6)	(222.8)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(4.3)	16.0
Net decrease in cash, cash equivalents, and restricted cash	(72.1)	(77.5)
Cash, cash equivalents, and restricted cash at beginning of period	635.6	723.6
Cash and cash equivalents at end of period	$563.5	$646.1
•Numbers may not add precisely due to rounding.

COMPUTATION OF BASIC AND DILUTED EARNINGS (LOSS) PER SHARE - UNAUDITED (In millions, except for per share amounts)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Numerator:
Net income (loss) - basic	$34.3	$26.8	$165.2	($273.4)
Less: Gain on 2029 Notes conversion option change in fair value, net of tax (1)	(28.2)	—	—	—
Net income (loss) - diluted	$6.1	$26.8	$165.2	($273.4)

Denominator:
Basic weighted average shares outstanding	55.1	54.6	54.9	54.5
Add: Dilutive effect of share-based compensation	1.6	0.5	1.4	—
Add: Dilutive effect of convertible debt instrument (1)	0.6	—	—	—
Diluted weighted average shares outstanding	57.4	55.2	56.3	54.5

Earnings (Loss) Per Share:
Basic	$0.62	$0.49	$3.01	($5.01)
Diluted	$0.11	$0.49	$2.93	($5.01)
(1)For the three months ended September 30, 2025, and for the nine months ended September 30, 2026 and 2025, the 2029 Notes were outstanding and potentially dilutive securities but were excluded from the computation of diluted earnings (loss) per share because their effect would have been anti-dilutive under the if-converted method.
•Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (In millions)
	Three Months Ended September 30,
	2026			2025
	GAAP Financial Measures	Certain Tax Adjustments	Adjusted Financial Measures	GAAP Financial Measures	Certain Tax Adjustments	Adjusted Financial Measures
Income before income tax	$46.8	$—	$92.3	$33.9	$—	$78.9
Income tax expense	12.4	9.1	21.5	7.1	10.4	17.5
Loss from equity method investments	(0.1)	—	(0.1)	—	—	—
Net income	$34.3	($9.1)	$70.7	$26.8	($10.4)	$61.4
Income tax rate	26.5%		23.3%	21.0%		22.1%

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (In millions)
	Nine Months Ended September 30,
	2026			2025
	GAAP Financial Measures	Certain Tax Adjustments	Adjusted Financial Measures	GAAP Financial Measures	Certain Tax Adjustments	Adjusted Financial Measures
Income (loss) before income tax	$92.7	$—	$255.3	($248.4)	$—	$215.9
Income tax (benefit) expense	(73.5)	131.5	58.0	24.9	24.1	49.0
Loss from equity method investments	(1.0)	—	(1.0)	—	—	—
Net income (loss)	$165.2	($131.5)	$196.2	($273.4)	($24.1)	$166.9
Income tax rate	(79.2)%		22.7%	(10.0)%		22.7%
•Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (In millions)
Three Months Ended September 30, 2026
Net cash provided by operating activities	$73.7
Less: Purchases of property, plant, and equipment	(30.8)
Add: 3T Heater-Cooler litigation payments	12.9
Adjusted free cash flow	$55.8
•Numbers may not add precisely due to rounding.
The following table presents the reconciliation of GAAP diluted weighted average shares outstanding, used in the computation of GAAP diluted loss per share, to adjusted diluted weighted average shares outstanding, used in the computation of adjusted diluted earnings per share:

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (In millions)
Nine Months Ended September 30, 2025
GAAP diluted weighted average shares outstanding	54.5
Add: Effects of share-based compensation instruments	0.3
Adjusted diluted weighted average shares outstanding	54.8
•Numbers may not add precisely due to rounding.